Consent of Independent Certified Public Accountants

     We have issued our report dated May 23, 1997 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, Series 46 and 47 as of March 31, 1997, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
July 25, 1997